Exhibit 99.1

Bear Stearns Global Credit Conference New York, New York May 18, 2004

Safe Harbor Provisions Statements contained in this presentation that are forward-looking statements, such as statements containing terms such as can, may, will, believe, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in AirGate's forward-looking statements. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission ("SEC"), especially in the "risk factors" sections of AirGate's registration statement on form S-4 relating to the public exchange offering that is a part of the debt restructuring, and the proxy statement for the special meeting of shareowners held on February 12, 2004. Investors and analysts should not place undue reliance on forward-looking statements. This presentation also contains certain non-GAAP financial measures. A reconciliation from GAAP results to non-GAAP financial measures presented herein is provided in the previously mentioned filings with the SEC, all of which are available on our website, www.airgatepcsa.com.

Overview Reinvigorate growth of our subscriber base Leverage our core competencies Improve the Sprint relationship

Four-Phase Strategy Phase 1: Address key operating issues controlled by AirGate. Phase 2: Address capital structure. Phase 3: Address key operating issues not controlled by AirGate. Phase 4: Pursue accelerated growth. Goal: Generate above industry average results.

Phase 1: AirGate Controlled Issues What we have done: Downsized company - reduced 180 positions over the last 18 months Restructured key network agreements Scaled back advertising and marketing What we are doing: Continuing to improve network operating costs relating to: Tower-leases Backhaul Interconnect costs Reducing acquisition costs through a retail push vs. advertising pull Initiated retention programs to reduce churn What we think we can do: Improve customer-facing activities through enhanced information flow from Sprint Further leveraging fixed cost with additional products and services

Phase 2: Capital Structure Stronger balance sheet De-leveraged the balance sheet by over $100 million Revised bank covenants Positive impact to cash flow Provides over $250 million in cumulative debt payment savings through 2009 Avoids potential liquidity issues Business plan flexibility Provides financial flexibility to execute business plan Allows us to put balance in the Sprint relationship $420.2 $298.4

Where We Are Today:

Phase 3: Non-AirGate controlled issues Resolving the Sprint relationship Less reliance on Sprint-controlled distribution Outsource customer care and billing Sprint Simplification proposal

Sprint Relationship We want to be an independent business that is the best at promoting Sprint products. An expanded range of products and services: Need to better address the sub-prime market Need to develop a clear strategy for wireless replacement Closer operational relationship: Need more detailed information on our subscribers and their usage patterns Need more detailed information on the profitability of our subscribers Better alignment of economic interests: Costs need to be rationalized against market rates for services Roaming is an important part of the economic equation

Reliance on National Third Party Distribution Reliance on national third parties: Non-exclusive relationship with national third-parties often leads to erratic gross adds while paying generous commissions. No control over the terms of the relationship. National third parties have not improved their performance: Radio Shack helped Sprint build their business, but has had a diminishing role over the years. We need to protect ourselves: Need more predictability Need to control the economics of the commission structure

Outsourcing Customer Care & Billing The goal is to: Lower churn Improve customer satisfaction AirGate is open to solving this issue in a number of different ways: Sprint is on the right track with the outsourcing initiative Much like Sprint is pursuing outsourcing, we believe AirGate can do the same Standards and SLAs need to be refined: Historically, Sprint has not provided SLAs to the affiliates Unique considerations for our territory and subscribers

Sprint Simplification Proposal CCPU - SBF Status quo appears no worse than other options. By 2007, very likely that same pricing mechanism would be used under all options. No clear pro-rata pricing is appropriate when AirGate does not control or influence services. Roaming rates among Sprint affiliates Clearly our rate is lower than what the Affiliates have been offered over the short- term. Over the long-term, rates likely to be the same. Not clear that market rates would not be the most appropriate to use. Sprint vs. AirGate controlled costs AirGate may be required to relinquish control of some expenses. May increase expenses such that any other benefits are outweighed. $? ?

Phase 4: Pursue accelerated growth Enhanced distribution to increase productivity Prepaid offering required to address untapped market Stellar network performance and moderate capital expenditures

Enhanced Distribution: Enhanced distribution can increase productivity by 20% Direct Channel: Upgrading several existing stores to new high profile locations Increasing the total number of stores Higher producing stores through visibility and location Matching the distribution footprint with the network footprint Indirect Channel: Exclusive wireless providers for LFIs: Stores will have Sprint signage Long-term contracts Smaller stores in smaller towns to compliment our direct footprint More effective advertising pull through large distribution push Monthly Sales per Retail Door

Prepaid The US market is approximately 55% penetrated by wireless services. It is estimated that of the 45% that is not penetrated, two-thirds are sub-prime. We have not fully addressed the needs of the sub-prime customer to this point. We need to access the: Cost-conscious subscriber Youth subscriber Keenly aware of various approaches to the prepaid market Pie Chart

Network Performance & Capital Expenditures CDMA was the right choice Blocks and Drops lower than ever Modest incremental CapEx per MOU Network CapEx More cell sites for enhanced coverage Implement high-speed data Network needs to grow to accommodate the enhanced distribution

Capitalization Projections We can service and pay back our debt

Capitalization Projections

Conclusion Despite changing industry conditions, management has delivered on initial expectations We have a strong balance sheet We are in the process of rekindling growth Over the next 5 years we believe we can: Increase our gross adds by 20% Reduce churn by 20 basis points on our own, and by a greater amount with outsourcing Expand EBITDA margins reflective of higher growth and effective cost-control 8.23 6.39

Appendix

EBITDA reconciliation

Financial Measures and Key Operating Metrics In this presentation, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP. SCHEDULE I Financial Measures and Key Operating Metrics The Company uses certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Terms such as subscriber net additions, average revenue per user ("ARPU"), churn and cost per gross addition ("CPGA") are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU and CPGA assist management in budgeting and CPGA also assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn and net subscriber additions, the Company has included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Churn and subscriber net additions are operating statistics with no comparable GAAP financial measure. ARPU and CPGA are supplements to GAAP financial information and should not be considered an alternative to, or more meaningful than, revenues, expenses, loss from continuing operations, or net income (loss) as determined in accordance with GAAP. Earnings before interest, taxes, depreciation and amortization, or "EBITDA", is a performance metric used by AirGate and by other companies. Management believes that EBITDA is a useful adjunct to loss from continuing operations and other measurements under GAAP because it is a meaningful measure of a company's performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance and is sometimes used to evaluate performance for executive compensation. The Company has included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is loss from continuing operations, as well as a reconciliation of EBITDA to loss from continuing operations. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net income (loss), loss from continuing operations, or operating income (loss) as determined in accordance with GAAP. EBITDA has distinct limitations as compared to GAAP information such as net income (loss), loss from continuing operations, or operating income (loss). By excluding interest and income taxes for example, it may not be apparent that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the decreases in the value of assets that produce revenue for the Company.

Financial Measures and Key Operating Metrics ARPU, churn, CPGA and EBITDA as used by the Company may not be comparable to a similarly titled measure of another company. The following terms used in this report have the following meanings: "ARPU" summarizes the average monthly service revenue per user, excluding roaming revenue. The Company excludes roaming revenue from its ARPU calculation because this revenue is generated from customers of Sprint and other carriers that use our network and not directly from our subscribers. ARPU is computed by dividing average monthly service revenue for the period by the average subscribers for the period. "Churn" is the average monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the period, expressed as a percentage of the average subscribers for the period. Churn is computed by dividing the number of subscribers that discontinued service during the period, net of 30-day returns, by the average subscribers for the period. "CPGA" summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the income statement components of selling and marketing (including commissions and upgrade costs), cost of equipment and activation costs (which are included as a component of cost of service and roaming) and reducing that amount by the equipment revenue recorded. That net amount is then divided by the total new subscribers acquired during the period. "EBITDA" means earnings before interest, taxes, depreciation and amortization.